UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2013

Saia, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia		30097
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-232-5067

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2013, Saia, Inc. (the "Company") entered into a First Amendment To Fourth Amended and Restated Credit Agreement with its banking group (the "Restated Credit Agreement") and a Third Amendment to Amended with its long-term note holders and Restated Master Shelf Agreement ("Amended Master Shelf Agreement" All capitalized terms used but not defined herein shall have the meaning set forth in the Restated Agreements. The amendments to the Restated Agreements include the following:

• Increases the size of the available credit from $150 million under the previous credit agreement to $200 million and continues to make available an accordion feature that allows for an additional $40 million in commitments under the facility;

• Extends the maturity under the previous credit agreement to five years from the effective date to June 28, 2018;

• Reduces the performance-based interest rate pricing grid such that the Company expects to achieve more favorable borrowing costs under the amended facility than under the previous credit agreement. This amendment reduces pricing by approximately 50 basis points on usage and 25 basis points on the non-use fee while adding an additional lower level to the pricing grid;

• Revises the financial covenants favorably by suspending certain requirements related to the borrowing base limitations and collateral administration;

The foregoing description of the Restated Credit Agreement and the Amended Master Shelf Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each Restated Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. A copy of the press release announcing the Company’s entry into the Restated Agreements is attached hereto as Exhibit 99.1.

• An increase the size of the available credit from $150 million under the previous credit agreement to $200 million and continues to make available an accordion feature that allows for an additional $40 million in commitments under the facility;

• Extends the maturity under the previous credit agreement to five years from the effective date to June 28, 2018;

• Reduces the performance-based interest rate pricing grid such that the Company expects to achieve more favorable borrowing costs under the amended facility than under the previous credit agreement. This amendment reduces pricing by approximately 50 basis points on usage and 25 basis points on the non-use fee while adding an additional lower level to the pricing grid;

• Revises the financial covenants favorably by suspending certain requirements related to the borrowing base limitations and collateral administration;

The foregoing description of the Restated Credit Agreement, the Amended Agency Agreement and the Amended Master Shelf Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each Restated Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. A copy of the press release announcing the Company’s entry into the Restated Agreements is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure contained in Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 First Amendment To Fourth Amended and Restated Credit Agreement, dated as of June 28, 2013, by and among Saia, Inc., BOKF, NA dba Bank of Oklahoma, N.A., as Administrative Agent and Collateral Agent, and the Banks named therein.

10.2 Third Amendment to Amended and Restated Master Shelf Agreement, dated as of June 28, 2013, between Saia, Inc., The Prudential Insurance Company of America and other Noteholders named therein.

99.1 Press release dated July 1, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saia, Inc.

July 5, 2013	By:	Stephanie R. Maschmeier

Name: Stephanie R. Maschmeier
Title: Controller and Prinipal Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.10.1	First Amendment To Fourth Amended and Restated Credit Agreement, dated as of June 28, 2013, by and among Saia, Inc., BOKF, NA dba Bank of Oklahoma, N.A., as Administrative Agent and Collateral Agent, and the Banks named therein.
10.10.2	Third Amendment to Amended and Restated Master Shelf Agreement, dated as of June 28, 2013, between Saia, Inc., The Prudential Insurance Company of America and other Noteholders named therein.
99.99.1	Press Release dated July 1, 2013.